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                                                                   Exhibit 10.15


                         SEVERANCE AGREEMENT AND RELEASE


      This Severance Agreement and Release ("Agreement") is made by and between MCMS, Inc. (the "Company"), and David J. Garcia ("Employee").

      WHEREAS, Employee was employed by the Company;

      WHEREAS, the Company and Employee have entered into an Assignment of Inventions and Rights Agreement;

      WHEREAS, the Company and Employee have entered into a Confidential Information Agreement (the "Confidentiality Agreement");

      WHEREAS, the Company employed Employee pursuant to a letter agreement dated October 12, 1998 (the "Employment Agreement");

      WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship;

      NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

      1. Termination. Employee's employment with the Company as Vice President, Sales and Marketing is terminated effective Thursday, September 2, 1999.

      2. Consideration. The Company agrees to pay Employee the sum of $187,500.00 to be distributed at the rate of Eight Thousand Six Hundred Fifty-Three Dollars and Eighty-Five Cents ($8,653.85) every two weeks, less applicable withholding, following the Effective Date of termination as defined in Section 1 (the "Payment Period"). Such payment will be made in accordance with the Company's standard payroll practices. During the Payment Period, Employee will not be entitled to accrual of any employee benefits except as outlined in Section 3 below, including, but not limited to, vacation benefits or bonuses.

            In addition, the Company agrees to pay Employee $15,994.88 pursuant to the previously agreed to quarterly sales and marketing bonus arrangement for the quarter ending September 2, 1999. The Company will also pay Employee outstanding business expenses totaling $607.21. Such sums shall be distributed in lump sum payments by check, payable seven (7) days after the Effective Date of this Agreement as defined in Section 20.

      3. Benefits. Employee shall have the right to convert his health insurance benefits as existing on Employee's termination date (medical, dental, vision) to individual coverage pursuant to COBRA commencing on October 1, 1999. Should Employee so elect, the Company shall directly pay the related COBRA premiums for ten (10) months health care coverage. In addition, for ten
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(10) months following the effective date of this Agreement, Employee will continue to enjoy the life insurance benefits in effect for him as of his termination date with the Company; provided, however, such life insurance benefits may not be increased by Employee from the level in place as of Employee's termination date.

            Moreover, the Company agrees to pay Employee a balance of $1,663.22 in fulfillment of the Company's vacation pay obligation under its Time Off Paid Plan and under law, such sum to be distributed in one lump sum payment by check, payable seven (7) days after the Effective Date of this Agreement as defined in
Section 20.

      4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company.

            Employee shall return all the Company property, including but not limited to one Company calling card, one Company credit card, one Company cellular phone and related equipment, and one notebook computer and related equipment, as well as all confidential and proprietary information in his possession to the Company by Friday, October 22, 1999.

      5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases, to the fullest extent permitted by law, the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, as defined in Section 21, including, without limitation,

            (a) any and all claims relating to or arising from Employee's employment relationship with the Company, the termination of that relationship, as well as any rights under the Employment Agreement;

            (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices;
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defamation; libel; slander; negligence; personal injury; assault; battery;
invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

            (e) any and all claims for violation of the federal, or any state, constitution;

            (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

            (g) any and all claims for attorneys' fees and costs. Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement as defined in Section 21. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement;
(b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

      7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.

      8. Confidentiality. Employee and Company agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee and Company agree to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee and Company agree to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental
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entities, and family members who have a reasonable need to know of such
Settlement Information.

      9. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

      10. Non-Solicitation and Non-Compete. Employee acknowledges that in the course of his employment with the Company he became familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its subsidiaries and that his services were of special and unique value to the Company and its subsidiaries. Therefore, Employee agrees that for six (6) months following Employee's termination with the Company as set forth in Section 1 hereof (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or any of its subsidiaries, as such businesses exist or are in process at any time during the period beginning on the date Employee's employment commenced and ending on the date of the termination of Employee's employment, within any geographical area in which the Company or its subsidiaries engage in such businesses, which shall include the geographical area in which the Company's customers are located. The foregoing shall not prohibit Employee from owning directly or indirectly capital stock or similar securities that are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than two percent (2%) of the outstanding capital stock of any business competing with the business of the Company.

            During the Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or any such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries any employee thereof, (ii) hire any person who was an employee of the Company or any of its subsidiaries during the Employment Period, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such subsidiary.

            If, at the time of enforcement of this paragraph 10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Employee agrees that the restrictions contained in paragraph 10 are reasonable.

            In the event of the breach or threatened breach by Employee of any of the provisions
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of this paragraph 10, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to the court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions hereof.

      11. Breach of Agreement. Should there be a breach by Employee of any provision of this Agreement (including, without limitation, paragraphs 4 (confidential information), 8(confidentiality), and paragraph 10 (non-solicitation and non-compete) during the Payment Period, MCMS, in addition to any other remedies it is entitled to pursue, will cease any and all payments provided for hereunder. This paragraph shall not limit any remedies MCMS is entitled to pursue subsequent to the Payment Period.

      12. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with the execution of this Agreement. The Company shall pay to Employee all out-of-pocket expenses, including attorney's fees, incurred by Employee in the event Employee successfully enforces any provision of this Agreement in any action, arbitration or lawsuit.

      14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      15. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      17. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the
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Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company except the Confidentiality Agreement, the Assignment of Inventions and Rights Agreement and the Indemnification Agreement, dated November 2, 1998, which shall remain in full force and effect.

      18. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of the Company.

      19. Governing Law. This Agreement shall be governed by the laws of the State of Idaho.

      20. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

      21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      22. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains;

            (d) They are fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                   MCMS, Inc.

Dated: October 13, 1999            By /s/ Angelo Ninivaggi
                                     -----------------------------------
                                   Angelo Ninivaggi, Vice President and
                                   General Counsel

                                   David J. Garcia, an individual

                                   /s/ David J. Garcia
Dated:  October 13, 1999           -------------------------------------
                                   David J. Garcia